    As filed with the Securities and Exchange Commission on November 12, 1998
                                                      Registration No. 333-12199
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------


                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 6


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                       FIRST SIERRA RECEIVABLES II, Inc.
             (Exact name of registrant as specified in its charter)

                       FIRST SIERRA RECEIVABLES III, Inc.
           (Exact name of co-registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                                To be applied for
                                (I.R.S. Employer
                             Identification Number)
                           600 Travis St., Suite 7050
                               Houston, TX 77002
                                  713-221-8822

                (Address, including zip code and telephone number including area code, of registrants' principal executive offices)

                               MR. E. R. GEBHART
                                 Vice President
                           600 Travis St., Suite 7050
                               Houston, TX 77002
                                  713-221-8822
                (Name, address, including zip code and telephone
               number, including area code, of agent for service)

                                   Copies to:

                          CHRISTOPHER J. DIANGELO, ESQ.
                                Dewey Ballantine
                           1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-6718

  Approximate date of commencement of proposed sale to the public: From time to time on or after the date this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend interest reimbursement plans, check the following box. [X]


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                      Proposed Maximum     Proposed Maximum
                                                     Amount to be    Offering Price Per   Aggregate Offering        Amount of
Title of Each Class of Securities to be Registered    Registered       Certificate (1)        Price (1)         Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Contract Backed Notes and Certificates               $1,000,000            100%              $1,000,000            $303.03 (paid)
==================================================================================================================================

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Item 16.  EXHIBITS AND FINANCIAL STATEMENTS

         (a)  Exhibits


                    1.1*   --Form of Underwriting Agreement for the Notes.

                    1.2*   --Form of Underwriting Agreement for the Certificates.

                    3.1*   --Certificate of Incorporation of the Co-Registrant.

                    3.2*   --Bylaws of the Co-Registrant.

                    3.3*   --Certificate of Limited Partnership of the Registrant.

                    3.4*   --Agreement of Limited Partnership of the Registrant.

                    4.1*   --Form of Pooling and Servicing Agreement between the Trust and the Trustee, including forms of Notes and certain other related agreements as Exhibits thereto.

                    4.2*   --Form of Pooling and Servicing Agreement between the Company and the Trustee, including forms of Notes and certain other related agreements as Exhibits thereto.

                    4.3*   --Form of Pooling and Servicing Agreement between the Trust, the Company and the Servicer.

                    4.4*   --Form of Pooling and Servicing Agreement between the Company and the Trustee.

                    5.1**  --Opinion of Dewey Ballantine LLP with respect to legality.

                    5.2**  --Opinion of Dewey Ballantine LLP with respect to
                             legality with respect to Series 1998-1.

                    8.1**  --Opinion of Dewey Ballantine LLP as to tax matters.

                    8.2**  --Opinion of Dewey Ballantine LLP as to tax matters with respect to Series 1998-1.

                   10.1*   --Form of Bond Insurance Policy.

                   23.1**  --Consent of Dewey Ballantine (included in Exhibits
                             5.1, 5.2, 8.1 and 8.2).

                   23.2**  --Consent of Independent Auditor of the Trust.

                   99.1**  --Form of Prospectus Summary -- Notes.

                   99.2    --Form of Prospectus Summary -- Certificates.




* Incorporated by reference to Registration Statement No. 33-98822. ** Previously filed.


         (b) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  UNDERTAKINGS

                  The undersigned Registrants hereby undertake:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;









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



                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Amendment to Registration Statement No. 333-12199 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on November 12, 1998.


            The Registrants reasonably believe that the security rating requirement pursuant to Transaction Requirement B.5 will be met by the time of sale.


                                          FIRST SIERRA RECEIVABLES III, INC.

                                          By:  /s/ Thomas Depping
                                               --------------------------------
                                               Thomas Depping
                                               President



                                          FIRST SIERRA RECEIVABLES II, INC.


                                          By:  /s/ Thomas Depping
                                               --------------------------------
                                               Thomas Depping
                                               President










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




         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement No. 333-12199 on Form S-3 has been signed by the following person in the capacities indicated on the 12th day of November, 1998.


           SIGNATURE                         TITLE
           ---------                         -----


/s/ Thomas Depping                Director and President of First Sierra
------------------------------    Receivables III, Inc. and First Sierra
    By: Thomas Depping            Receivables II, Inc.

/s/ E. Roger Gebhart              Director, Vice President and Treasurer of
------------------------------    First Sierra Receivables III, Inc. and
    By: E. Roger Gebhart          First Sierra Receivables II, Inc.


/s/ Sandy B. Ho                   Director, Chief Financial Officer and
------------------------------    Secretary of First Sierra Receivables III,
    By: Sandy B. Ho               Inc. and First Sierra Receivables II, Inc.

/s/ Russell Strickland            Director of First Sierra Receivables III,
------------------------------    Inc. and First Sierra Receivables II, Inc.
    By: Russell Strickland

/s/ Cheryl Strickland             Director of First Sierra Receivables III,
------------------------------    Inc. and First Sierra Receivables II, Inc.
    By: Cheryl Strickland





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